EXHIBIT 99.1
Nevada Law Regarding Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act.  The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant.  A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of  the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is,  therefore, unenforceable.

The Nevada Revised Statutes, stated herein, provide further for permissive indemnification of officers and directors.

     "A.     NRS 78.7502.  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

          "1.     A corporation may indemnify any person who was or is a party or is threatened to be  made a party to any threatened, pending or completed action, suit or proceeding, whether civil,  criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is  or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          "2.     A corporation may indemnify any person who was or is a party or is threatened to be  made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of  the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint  venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him  in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not  be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon  application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          "3.     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     "B.     NRS  78.751.  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

          "1.     Any discretionary indemnification under NRS 78.7502 unless ordered by a court or  advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

               "(a)     By the stockholders;

               "(b)     By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

               "c)     If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

               "(d)    If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          "2.     The articles of incorporation, the bylaws or an agreement made by the corporation  may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          "3.     The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

               "(a)     Does not exclude any other rights to which a person seeking indemnification or  advancement of expenses may be entitled under the articles of incorporation or any bylaw,  agreement, vote of stockholders or disinterested directors or otherwise, for either an act ion in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               "(b)     Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     "C.     NRS  78.752.  Insurance and other financial arrangements against liability of directors, officers, employees and agents.

          "1.     A corporation may purchase and maintain insurance or make other financial  arrangements on behalf of any person who is or was a director, officer, employee or agent of the  corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the  corporation has the authority to indemnify him against such liability and expenses.

          "2.     The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

               "(a)     The creation of a trust fund.

               "(b)     The establishment of a program of self-insurance.

               "(c)     The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

               "(d)     The establishment of a letter of credit, guaranty or surety.  No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

          "3.     Any insurance or other financial arrangement made on behalf of a person pursuant to  this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the  corporation.

          "4.     In the absence of fraud:

               "(a)     The decision of the board of directors as to the propriety of  the terms and  conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive;  and

               "(b)     The insurance or other financial arrangement:

                    "1.     Is not void or voidable; and

                    "2.     Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

          "5.     A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes."

     The Registrant, with approval of the Registrant's Board of Directors, may obtain directors' and officers' liability insurance.